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As filed with the Securities and Exchange Commission on January 24, 2012

Registration No. 333-174080

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 7
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IntelePeer, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	68-0556257 (I.R.S. Employer Identification Number)

2855 Campus Drive, Suite 200
San Mateo, CA 94403
(650) 525-9200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Frank Fawzi
Chairman, President and Chief Executive Officer
IntelePeer, Inc.
2855 Campus Drive, Suite 200
San Mateo, CA 94403
(650) 525-9200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Peter M. Astiz, Esq. Bradley J. Gersich, Esq. DLA Piper LLP (US) 2000 University Avenue East Palo Alto, CA 94303 (650) 833-2000	Christopher J. Austin, Esq. Anthony J. McCusker, Esq. Bradley C. Weber, Esq. Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, CA 94025 (650) 752-3100

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $0.0001 par value per share	8,625,000	$11.00	$94,875,000	$10,873

(1)
Includes 1,125,000 shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3)
Previously paid.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

 EXPLANATORY NOTE

        This pre-effective amendment is being filed solely for the purpose of amending "Part II-Information Not Required in Prospectus."

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions. All amounts shown are estimates except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. filing fee. The following expenses will be borne solely by the registrant.

SEC registration fee	$11,610
FINRA filing fee	$10,500
Exchange listing fee	40,000	*
Legal fees and expenses	2,800,000	*
Accounting fees and expenses	1,754,000	*
Printing expenses	257,000	*
Transfer agent fees and expenses	50,000	*
Miscellaneous expenses	483,890	*

Total	$5,407,000

*
Estimate

Item 14.    Indemnification of Directors and Officers.

        Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys' fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

        Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

        Our amended and restated bylaws that will be in effect upon completion of this offering will provide that we will indemnify, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee, or agent of another corporation or of another entity, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated by such person. Our amended and restated bylaws that will be in effect upon completion of this offering will further provide for the advancement of expenses to each of our officers and directors.

        Our amended and restated certificate of incorporation that will be in effect upon completion of this offering will provide that, to the fullest extent permitted by the DGCL, as the same exists or may be amended from time to time, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

        We also currently have and intend to maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our amended and restated certificate of incorporation or amended and restated bylaws.

        We have entered into indemnification agreements with each of our directors and our executive officers that provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our amended and restated certificate of incorporation or amended and restated bylaws.

Item 15.    Recent Sales of Unregistered Securities.

        Since January 1, 2008, we have issued the following securities that were not registered under the Securities Act:

  1.
  Between January 1, 2008 and December 31, 2011, we granted options to employees, directors and consultants to purchase an aggregate of 6,644,192 shares of our common stock under our 2003 Stock Plan at exercise prices ranging from $0.28 to $18.00. During this period, options to purchase (i) 4,999 shares of our common stock have been exercised for an exercise price of $0.78, (ii) 68,727 shares of our common stock have been exercised for an exercise price of $0.28, (iii) 8,582 shares of our common stock have been exercised for an exercise price of $0.88, (iv) 2,737 shares of our common stock have been exercised for an exercise price of $1.32, (v) 76,839 shares of our common stock have been exercised for an exercise price of $1.63, (vi) 14,706 shares of our common stock have been exercised for an exercise price of $2.04 and (vii) 1,565 shares of our stock have been exercised for an exercise price of $3.40 for cash consideration to us in the aggregate amount of $194,877. Of these options, 2,806,545 were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

  2.
  In January 2008, we issued 457,734 shares of our Series B preferred Stock and warrants to purchase 137,319 shares of Series B preferred stock with an exercise price of $0.02 per share to accredited investors for an aggregate purchase price of approximately $675,000.

  3.
  On June 5, 2008, June 17, 2008, and August 1, 2008 we issued and sold an aggregate principal amount of $2,050,000 of subordinated convertible promissory notes to accredited investors.

  4.
  In October 2008, we issued 8,770,525 shares of our Series C preferred stock to accredited investors at a purchase price per share of $2.1194 for cash payments and $1.6955 for issuances upon conversion of the above-mentioned promissory notes.

  5.
  In December 2008, we issued a warrant to purchase 35,387 shares of common stock with an exercise price of $0.88 per share to an accredited investor in connection with an agreement with a lender to increase the size of a credit facility by $2.5 million.

  6.
  In May 2009, we issued warrants to purchase 206,400 shares of Series C preferred stock with an exercise price of $2.1194 per share to accredited investors in connection with the execution of loan agreements to borrow up to $8 million and the borrowing of approximately $1.1 million under one of those agreements.

  7.
  In June 2009, a commercial lender vested in a warrant to purchase 18,326 shares of Series C preferred stock with an exercise price of $2.1194 per share in connection with the Company's borrowing of approximately $1.1 million under an existing loan agreement.

  8.
  In October 2009, a commercial lender and accredited investor vested in a warrant to purchase 30,062 shares of Series C preferred stock with an exercise price of $2.1194 per share in connection with the Company's decision to borrow approximately $1.8 million under an existing loan agreement.

  9.
  In October 2009, we issued warrants to purchase 47,183 shares of Series C preferred stock with an exercise price of $2.1194 per share to an accredited investor in connection with an agreement with a lender to increase the size of a credit facility by $2.0 million.

  10.
  In February 2010, the expiration dates with respect to certain warrants to purchase 180,819 shares of common stock were extended to February 24, 2015 in connection with the execution of an agreement eliminating an obligation of the Company to redeem the warrants for cash.

  11.
  In May 2010, we issued warrants to purchase 141,549 shares of Series C preferred stock with an exercise price of $2.1194 per share to accredited investors in connection with the execution of a loan agreement permitting the Company to borrow up to $20 million for equipment purchases and working capital.

  12.
  In May 2010, we issued warrants to purchase 11,560 shares of common stock with an exercise price of $3.40 per share to an accredited investor in connection with an amendment to an existing loan agreement to defer approximately $1.3 million of principal payments that otherwise would have been due during the period between April 15, 2010 through December 31, 2010 under the loan agreement.

  13.
  In June 2010, we issued an option to purchase 75,000 shares of common stock at an exercise price of $0.06 per share outside of our stock option plan to Daniel Quandt in connection with services rendered.

  14.
  In October 2010, warrants to purchase 1,227 shares of common stock were exercised for an exercise price of $1.63 for total proceeds to us of $2,000.

  15.
  In October 2010, warrants to purchase 5,100 shares of Series B preferred stock were exercised for an exercise price of $0.02 for total proceeds to us of $102.

  16.
  In February 2011, warrants to purchase 722,127 shares of Series B preferred stock were exercised for an exercise price of $0.02 for total proceeds to us of $14,442.

  17.
  In June 2011, warrants to purchase 1,227 shares of common stock were exercised for an exercise price of $1.63 for total proceeds to us of $2,000.

  18.
  In June 2011, we issued outside of our stock plan options to purchase an aggregate of 109,769 shares of common stock to certain long-time employees whose nonstatutory stock options had expired. The exercise prices of the fully-vested options range from $1.63 to $2.04 per share; the options were issued in exchange for the rendering of services.

  19.
  In July 2011, we issued warrants to purchase 5,500 shares of common stock with an exercise price of $11.00, in connection with a lender's agreement to defer until December 31, 2011 the Company's obligation to make payments of approximately $1.2 million under an existing loan agreement.

  20.
  In August 2011, we issued outside of our stock plan options to purchase an aggregate of 182,055 shares of common stock to certain long-time employees whose nonstatutory stock options had expired. The exercise price of the fully-vested options is $1.63 per share; the options were issued in exchange for the rendering of services.

  21.
  In August 2011, we issued 781 shares of our common stock to a former consultant in consideration of services rendered.

  22.
  In December 2011, we issued outside of our stock plan options to purchase an aggregate of 12,255 shares of common stock to a long-time employee whose nonstatutory stock options had expired. The exercise price of the fully-vested options is $2.04 per share; the options were issued in exchange for the rendering of services.

        In January 2012, we issued 5,706 shares of common stock in connection with the settlement of a dispute.

        Except as noted above, the issuance of options, shares issued upon exercise of options and restricted stock described in the first item above was deemed exempt from registration under the Securities Act in reliance on Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans and contracts relating to compensation. The other issuances of securities described above were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Item 16.    Exhibits.

  (a)
  Exhibits.

Number	Description
1.1**	Form of Underwriting Agreement.
3.1**	Amended and Restated Certificate of Incorporation, as corrected and amended, as currently in effect.
3.2**	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the offering.
3.3**	Amended and Restated Bylaws, as currently in effect.
3.4**	Form of Amended and Restated Bylaws to be effective upon completion of the offering.
3.5**	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as corrected and amended, as currently in effect.
3.6**	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as corrected and amended, as currently in effect.
4.1	Specimen of Stock Certificate.
4.2**	Registration Rights Agreement by and among IntelePeer, Inc. and the investors listed on Exhibit A thereto, as amended.
4.3**	Common Stock Purchase Warrant issued May 4, 2010 to Vogen Funding, L.P.
4.4**	Stock Purchase Warrant to Purchase Common Stock issued June 14, 2007 to Vogen Funding, L.P.
4.5**	Stock Purchase Warrant to Purchase Common Stock issued December 3, 2008 to Vogen Funding, L.P.
4.6**	Stock Purchase Warrant to Purchase Common Stock issued October 4, 2004 to Vencore Solutions LLC.
4.7**	Stock Purchase Warrant to Purchase Common Stock issued September 20, 2006 to Vencore Solutions LLC.
4.8**	Stock Purchase Warrant to Purchase Series A Preferred Stock issued January 28, 2005 to Vencore Solutions LLC.
4.9**	Stock Purchase Warrant to Purchase Series B Preferred Stock issued June 12, 2006 to Vencore Solutions LLC.
4.10**	Form of Stock Purchase Warrant to Purchase Common Stock issued in connection with November 12, 2004 Bridge Financing.
4.11**	Stock Purchase Warrant to Purchase Common Stock issued February 24, 2005 to DNJ Leasing II, L.P.
4.12**	Stock Purchase Warrant to Purchase Common Stock issued August 1, 2005 to DNJ Leasing II, L.P.
4.13**	Amendment to Stock Purchase Warrants to Purchase Common Stock by and between IntelePeer, Inc. & DNJ Capital Partners II, LLC, dated October 23, 2010.
4.14**	Warrant to Purchase Stock issued October 20, 2004 to Silicon Valley Bank.
4.15**	Warrant to Purchase Stock issued December 3, 2004 to Silicon Valley Bank.
4.16**	Warrant to Purchase Stock issued January 28, 2005 to Silicon Valley Bank.

Number	Description
4.17**	Warrant to Purchase Shares of Series C Preferred Stock issued May 1, 2009 to Compass Horizon Funding Company LLC.
4.18**	Warrant to Purchase Series C Preferred Stock issued May 14, 2009 to Atel Ventures, Inc.
4.19**	Warrant Agreement by and between IntelePeer, Inc. and Hercules Technology II, L.P., dated May 5, 2010.
4.20**	Warrant Agreement by and between IntelePeer, Inc. and Comerica Bank, dated May 5, 2010.
4.21**	Common Share Purchase Warrant issued July 1, 2011 to Vogen Funding, L.P.
4.22	Stockholder Agreement dated January 23, 2012 with VantagePoint Venture Partners 2006(Q), L.P. and Kennet II L.P.
5.1	Opinion of DLA Piper LLP (US).
10.1†**	2003 Stock Option and Restricted Stock Plan and Form of Stock Option Agreement under the 2003 Stock Option and Restricted Stock Plan.
10.2†**	Amended and Restated 2003 Stock Option and Restricted Stock Plan and Form of Stock Option Agreement under the Amended and Restated 2003 Stock Option and Restricted Stock Plan.
10.3†**	2011 Equity Incentive Plan and Form of Stock Option Agreement, Form of Restricted Stock Units Agreement and Form of Restricted Stock Agreement under the 2011 Equity Incentive Plan.
10.4**	Form of Indemnification Agreement to be entered into by and between IntelePeer, Inc. and each of its directors and executive officers.
10.5†**	Amended and Restated Executive Employment Agreement with Frank Fawzi, dated May 6, 2011.
10.6†**	Amended and Restated Executive Employment Agreement with Andre Simone, dated May 6, 2011.
10.7†**	Amended and Restated Executive Employment Agreement with Haydar Haba, dated May 6, 2011.
10.8†**	Offer Letter Agreement with John Belanger, dated December 10, 2003.
10.9†**	Offer Letter Agreement with Phillip Bronsdon, dated August 21, 2007.
10.10†**	Offer Letter Agreement with Raymond Smets, dated January 11, 2011.
10.11†**	Offer Letter Agreement with Lawrence Irving, dated January 26, 2011.
10.12**	Sublease Agreement between IntelePeer, Inc. and Con-way, Inc., dated August 1, 2008.
10.13**	First Amendment to Sublease Agreement between IntelePeer, Inc. and Con-way, Inc., dated April 12, 2011.
10.14**	Commercial Lease Agreement between IntelePeer, Inc. and Garvin Partners, dated August 24, 2011.
10.15**	Loan and Security Agreement among IntelePeer, Inc., Hercules Technology II, L.P. and Comerica Bank, dated May 5, 2010, as amended to date.
10.16**	Loan and Security Agreement with East West Bank, dated May 16, 2011.
10.17**	Form of Non-Plan Fully Vested Stock Option Agreement.
10.18**	Offer Letter Agreement with Bruce Posey, dated November 30, 2011.

Number	Description
10.19	Form of Non-Plan Fully-Vested Stock Option Agreement.
21.1**	List of Subsidiaries.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
23.2**	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
24.1**	Power of Attorney.
24.2**	Power of Attorney from Keith Olsen

*
To be filed by amendment.

**
Previously filed.

†
Indicates a management contract or any compensatory plan, contract, or arrangement.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of us in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned hereby undertakes that:

  (i)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (ii)
  For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 7 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on January 24, 2012.

INTELEPEER, INC.
By:	/s/ FRANK FAWZI Frank Fawzi President and Chief Executive Officer, Chairman of the Board of Directors

        Pursuant to the requirements of the Securities Act, this Amendment No. 7 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK FAWZI Frank Fawzi	President and Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	January 24, 2012
/s/ ANDRE SIMONE Andre Simone	Chief Financial Officer (Principal Financial Officer)	January 24, 2012
* Todd Smith	Vice President and Corporate Controller (Principal Accounting Officer)	January 24, 2012
* Haydar Haba	Founder, Chief Visionary Officer, Director	January 24, 2012
* William Harding	Director	January 24, 2012
* Keith Olsen	Director	January 24, 2012
* Javier Rojas	Director	January 24, 2012

Signature	Title	Date

* Raymond Smets	Director	January 24, 2012
* Lawrence Irving	Director	January 24, 2012

*By	/s/ FRANK FAWZI Attorney-in-Fact

 EXHIBIT INDEX

Number	Description
1.1**	Form of Underwriting Agreement.
3.1**	Amended and Restated Certificate of Incorporation, as corrected and amended, as currently in effect.
3.2**	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the offering.
3.3**	Amended and Restated Bylaws, as currently in effect.
3.4**	Form of Amended and Restated Bylaws to be effective upon completion of the offering.
3.5**	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as corrected and amended, as currently in effect.
3.6**	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as corrected and amended, as currently in effect.
4.1	Specimen of Stock Certificate.
4.2**	Registration Rights Agreement by and among IntelePeer, Inc. and the investors listed on Exhibit A thereto, as amended.
4.3**	Common Stock Purchase Warrant issued May 4, 2010 to Vogen Funding, L.P.
4.4**	Stock Purchase Warrant to Purchase Common Stock issued June 14, 2007 to Vogen Funding, L.P.
4.5**	Stock Purchase Warrant to Purchase Common Stock issued December 3, 2008 to Vogen Funding, L.P.
4.6**	Stock Purchase Warrant to Purchase Common Stock issued October 4, 2004 to Vencore Solutions LLC.
4.7**	Stock Purchase Warrant to Purchase Common Stock issued September 20, 2006 to Vencore Solutions LLC.
4.8**	Stock Purchase Warrant to Purchase Series A Preferred Stock issued January 28, 2005 to Vencore Solutions LLC.
4.9**	Stock Purchase Warrant to Purchase Series B Preferred Stock issued June 12, 2006 to Vencore Solutions LLC.
4.10**	Form of Stock Purchase Warrant to Purchase Common Stock issued in connection with November 12, 2004 Bridge Financing.
4.11**	Stock Purchase Warrant to Purchase Common Stock issued February 24, 2005 to DNJ Leasing II, L.P.
4.12**	Stock Purchase Warrant to Purchase Common Stock issued August 1, 2005 to DNJ Leasing II, L.P.
4.13**	Amendment to Stock Purchase Warrants to Purchase Common Stock by and between IntelePeer, Inc. & DNJ Capital Partners II, LLC, dated October 23, 2010.
4.14**	Warrant to Purchase Stock issued October 20, 2004 to Silicon Valley Bank.
4.15**	Warrant to Purchase Stock issued December 3, 2004 to Silicon Valley Bank.
4.16**	Warrant to Purchase Stock issued January 28, 2005 to Silicon Valley Bank.

Number	Description
4.17**	Warrant to Purchase Shares of Series C Preferred Stock issued May 1, 2009 to Compass Horizon Funding Company LLC.
4.18**	Warrant to Purchase Series C Preferred Stock issued May 14, 2009 to Atel Ventures, Inc.
4.19**	Warrant Agreement by and between IntelePeer, Inc. and Hercules Technology II, L.P., dated May 5, 2010.
4.20**	Warrant Agreement by and between IntelePeer, Inc. and Comerica Bank, dated May 5, 2010.
4.21**	Common Stock Purchase Warrant issued July 1, 2011 to Vogen Funding, L.P.
4.22	Stockholder Agreement dated January 23, 2012 with VantagePoint Venture Partners 2006(Q), L.P. and Kennet II L.P.
5.1	Opinion of DLA Piper LLP (US).
10.1†**	2003 Stock Option and Restricted Stock Plan and Form of Stock Option Agreement under the 2003 Stock Option and Restricted Stock Plan.
10.2†**	Amended and Restated 2003 Stock Option and Restricted Stock Plan and Form of Stock Option Agreement under the Amended and Restated 2003 Stock Option and Restricted Stock Plan.
10.3†**	2011 Equity Incentive Plan and Form of Stock Option Agreement, Form of Restricted Stock Units Agreement and Form of Restricted Stock Agreement under the 2011 Equity Incentive Plan.
10.4**	Form of Indemnification Agreement to be entered into by and between IntelePeer, Inc. and each of its directors and executive officers.
10.5†**	Amended and Restated Executive Employment Agreement with Frank Fawzi, dated May 6, 2011.
10.6†**	Amended and Restated Executive Employment Agreement with Andre Simone, dated May 6, 2011.
10.7†**	Amended and Restated Executive Employment Agreement with Haydar Haba, dated May 6, 2011.
10.8†**	Offer Letter Agreement with John Belanger, dated December 10, 2003.
10.9†**	Offer Letter Agreement with Phillip Bronsdon, dated August 21, 2007.
10.10†**	Offer Letter Agreement with Raymond Smets, dated January 11, 2011.
10.11†**	Offer Letter Agreement with Lawrence Irving, dated January 26, 2011.
10.12**	Sublease Agreement between IntelePeer, Inc. and Con-way, Inc., dated August 1, 2008.
10.13**	First Amendment to Sublease Agreement between IntelePeer, Inc. and Con-way, Inc., dated April 12, 2011.
10.14**	Commercial Lease Agreement between IntelePeer, Inc. and Garvin Partners, dated August 24, 2011.
10.15**	Loan and Security Agreement among IntelePeer, Inc., Hercules Technology II, L.P. and Comerica Bank, dated May 5, 2010, as amended to date.
10.16**	Loan and Security Agreement with East West Bank, dated May 16, 2011.
10.17**	Form of Non-Plan Fully Vested Stock Option Agreement.
10.18**	Offer Letter Agreement with Bruce Posey, dated November 30, 2011.

Number	Description
10.19	Form of Non-Plan Fully-Vested Stock Option Agreement.
21.1**	List of Subsidiaries.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
23.2**	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
24.1**	Power of Attorney.
24.2**	Power of Attorney from Keith Olsen

*
To be filed by amendment.

**
Previously filed.

†
Indicates a management contract or any compensatory plan, contract, or arrangement.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX